Exhibit 10.2(b)


                         AMENDMENT TO LICENSE AGREEMENT

     Amendment to License Agreement, dated as of April 21, 2004, by and between Pro Tech Communications, Inc., a Florida corporation with offices at 4492 Okeechobee Road, Fort Pierce, Florida 34947 USA ("Pro Tech"), and NCT Hearing Products, Inc., a Delaware corporation with offices at 20 Ketchum Street, Westport, Connecticut 06880 USA ("NCT Hearing").

     WHEREAS Pro Tech and NCT Hearing are parties to a License Agreement, dated as of September 12, 2000 (the "License Agreement"); and

     WHEREAS Pro Tech and NCT Hearing wish to amend the License Agreement to expand the scope of the license granted therein;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pro Tech and NCT Hearing agree as follows:

1. Section 1.6 of the License Agreement is hereby amended to read in its entirety as follows:

     1.6 "Licensed Products" shall mean exclusively those at the ear listening and communication devices, including related accessories, which embody or employ all or part of the Licensed Patents and/or the Licensed Technology.

2. Section 1.8 of the License Agreement is hereby amended to read in its entirety as follows:

     1.8  "Market" shall mean the worldwide market for Licensed Products.


3. A new Section 2.7 is hereby added to the License Agreement, to read in its entirety as follows:

     2.7 Trademark License. NCT Hearing hereby grants Pro Tech the non-exclusive right, in making, using, distributing, selling and/or having sold Licensed Products in the Market, to utilize the trademarks and service marks "NOISEBUSTER," "PROACTIVE" and "CLEARSPEECH" to the extent, and subject to the terms and conditions, set forth in Schedule E to this Agreement. To the extent of any inconsistency between such Schedule E and the body of this Agreement, Schedule E shall govern. NCT Hearing hereby represents to Pro Tech that it is a non-exclusive licensee of such trademarks and service marks from NCT Group, Inc.

4. A new Schedule E is hereby added to the License Agreement, to read in its entirety as set forth in Schedule E annexed to this Amendment.

5. Pro Tech shall immediately issue to NCT Hearing Nine Million Eight Hundred Twenty-One Thousand Four Hundred Twenty-Nine (9,821,429) shares of its common stock, par value $.001 per share (the "Amendment Shares"). The Amendment Shares, upon issuance, shall be duly authorized, validly issued, fully paid and non-assessable. The Amendment Shares, upon issuance, shall not be registered under the Securities Act of 1933, and the certificate(s) representing the Amendment Shares shall contain a legend so stating. NCT Hearing hereby

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     represents to Pro Tech that it is acquiring  the  Amendment  Shares for its own account, for investment only and not a view toward distribution. Pro Tech hereby represents and warrants to NCT Hearing that (a) Pro Tech is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) the issuance by Pro Tech of the Amendment Shares as described herein will not violate the Articles of Incorporation or By-Laws of Pro Tech or any judicial, administrative, governmental or contractual order or restriction by which Pro Tech is bound or require any third party consent which consent will not have been obtained; (c) all reports required to be filed by Pro Tech with the Securities and Exchange Commission (collectively, the "Reports") have been so filed; and (d) the Reports do not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

6. Each party hereto represents and warrants to the other that it has the power and authority to enter into and perform this Amendment.

     Except as set forth herein, the License Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Pro Tech and NCT Hearing have executed this Amendment as of the date first written above.

PRO TECH COMMUNICATIONS, INC.


By:  /s/ RICHARD HENNESSEY
   -----------------------------------
         Richard Hennessey
         President


NCT HEARING PRODUCTS, INC.


By:  /s/ IRENE LEBOVICS
   -----------------------------------
         Irene Lebovics
         President

-- To the extent that the consent of NCT Group, Inc. is required for the grants of rights from NCT Hearing Products, Inc. to Pro Tech Communications, Inc. contained in the foregoing Amendment to License Agreement (including the new Schedule E), NCT Group, Inc. hereby grants such consent.

NCT GROUP, INC.


By:  /s/ IRENE LEBOVICS
   -----------------------------------
         Irene Lebovics
         President


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                                   Schedule E

              Trademark Sublicense from NCT Hearing Products, Inc.
                        to Pro Tech Communications, Inc.

1. License. NCT Hearing grants to Pro Tech the non-exclusive right and license to use the trademarks and service marks described below (collectively, the "Marks") in the Territory in association with Licensed Products that are within the respective categories described below (collectively, the "Trademark Products") and that are manufactured or distributed (or, in the case of services, provided) by Pro Tech or on Pro Tech's behalf under its supervision.

-------------------------- -----------------------------------------------------
          Marks                            Trademark Products
-------------------------- -----------------------------------------------------
      NOISEBUSTER          Active noise reduction headphones and headsets
-------------------------- -----------------------------------------------------
      PROACTIVE            Active noise reduction headphones and headsets
-------------------------- -----------------------------------------------------
      CLEARSPEECH          Audio devices utilizing any of NCT's or NCT Hearing's
                           ClearSpeech noise and echo cancellation algorithms on
                           a digital signal processing platform
-------------------------- -----------------------------------------------------

     The quality of the Trademark Products shall at all times be satisfactory to NCT Hearing.

2. Inspection. Upon prior reasonable notice, NCT Hearing may inspect the Trademark Products on the premises of Pro Tech (or, in the case of services, through reasonable other means). Upon the request of NCT Hearing, Pro Tech shall submit to NCT Hearing samples of (or, in the case of services, documentation describing) the Trademark Products.

3. Ownership of Marks. Pro Tech acknowledges that NCT Hearing is the non-exclusive licensee from NCT of the Marks, all registrations thereof and all applications for registration thereof. Pro Tech shall not do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of NCT's ownership interest or NCT Hearing's primary license. Pro Tech shall not represent to any third party that it has any ownership in the Marks or in any registration or registration application relating thereto. Pro Tech's use of the Marks shall not create in Pro Tech's favor any ownership interest in the Marks. All rights in and to the Marks not expressly granted to Pro Tech under this Agreement are hereby reserved by NCT Hearing for itself and NCT.

4. Use of Marks. When using the Marks, Pro Tech shall comply with all applicable laws pertaining to the use of trademarks and service marks and shall indicate that such Marks are trademarks, service marks, registered trademarks or registered service marks (as appropriate) of NCT, or of NCT Hearing or Pro Tech as licensee. Pro Tech shall provide NCT Hearing with samples of all literature, packaging and labeling used by Pro Tech and containing the Marks.

5. Transfer of Marks. Pro Tech may not assign, transfer or sublicense any of its rights under this Agreement or authorize any other person or entity to use the Marks without NCT Hearing's prior written consent in each instance.


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6.   Maintenance of Marks.  If a Mark is registered with a governmental or other trademark authority, Pro Tech shall do nothing that would or could cause the termination or invalidation of such registration and shall, upon the request of NCT Hearing, cooperate with NCT Hearing or NCT (at Pro Tech's expense) in any effort by NCT Hearing or NCT to renew, extend, maintain, protect or prosecute such registration. If a Mark is not registered with a governmental or other trademark authority in a geographic area in which Pro Tech uses or intends to use such Mark, Pro Tech shall, upon the request of NCT Hearing, cooperate with NCT Hearing or NCT (at Pro Tech's expense) in any effort by NCT Hearing or NCT to register such Mark in such area.

7. Indemnity. NCT Hearing assumes no liability to Pro Tech or to third parties with respect to the use of the Marks in the Territory or the performance or characteristics of the Trademark Products. In addition, Pro Tech shall indemnify and hold harmless NCT Hearing, NCT, their affiliates and the directors, officers, employees and agents of all thereof, against any and all losses, damages and expenses, including but not limited to reasonable attorneys' fees, incurred as a result of or in connection with any (a) breach by Pro Tech of any provision of this Schedule E, (b) claim by a third party involving the manufacture, distribution or provision of the Trademark Products by Pro Tech or its sublicensee or (c) use by Pro Tech of any of the Marks.

8. Term and Termination. The grant of rights in this Schedule E shall terminate automatically as of the date that NCT Hearing's license in the Marks from NCT terminates. NCT Hearing represents to Pro Tech that, as of the date hereof, such license from NCT is scheduled to last until July 26, 2012. NCT Hearing shall give Pro Tech as much advance notice as is practicable under the circumstances in the event that its license from NCT terminates prior to such date. Notwithstanding the foregoing, NCT Hearing may, upon ten days' prior written notice to Pro Tech, terminate the rights granted to Pro Tech in this Schedule E (a) for the material breach of the provisions of this Schedule E by Pro Tech, which termination shall take effect unless Pro Tech cures such breach prior to the effectiveness of termination; or (b) without cause, if Pro Tech no longer controls, is controlled by or is under common control with NCT Hearing. Upon expiration or any termination of the rights granted to Pro Tech in this Schedule E, Pro Tech shall cease all use of the Marks and shall not use any trademark or service mark similar to or likely to be confused with any Mark.


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